EXHIBIT 99.1

FOR IMMEDIATE RELEASE

American Express Company Announces Final Results of Exchange Offers

NEW YORK, December 12, 2012 -- American Express Company announced today the final results of its previously announced private offers to exchange (i) any and all of its outstanding 8.125% Senior Notes due 2019 for its new 2.650% Senior Notes due December 2, 2022 and cash and (ii) any and all of its outstanding 8.150% Senior Notes due 2038 for its new 4.050% Senior Notes due December 3, 2042 and cash.

The exchange offers expired at 11:59 p.m., New York City time, on December 11, 2012.

Based on information provided by D.F. King & Co., Inc., the exchange agent for the exchange offers, as of the expiration date $1,108,629,000 aggregate principal amount of the 2019 notes had been validly tendered for exchange and not validly withdrawn, representing approximately 63.35% of the outstanding 2019 notes, and $779,693,000 aggregate principal amount of the 2038 notes had been validly tendered for exchange and not validly withdrawn, representing approximately 77.97% of the outstanding 2038 notes.

In accordance with the terms of the exchange offers, American Express has accepted or will accept all of the old notes that were validly tendered for exchange.  American Express expects final settlement to take place on December 13, 2012.

The exchange offers have not been registered under the Securities Act of 1933, as amended or any state securities laws. Therefore, the new notes may not be offered or sold in the United States absent an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. American Express has entered into registration rights agreements with respect to each series of the new notes.

This press release is not an offer to sell or a solicitation of an offer to buy any security. The exchange offers were made solely by the confidential offering circular for the exchange offers, dated November 13, 2012, and the related letter of transmittal and only to such persons and in such jurisdictions as permitted under applicable law.

In particular, this communication is only addressed to and directed at: (A) in any Member State of the European Economic Area that has implemented the Prospectus Directive, qualified investors in that Member State within the meaning of the Prospectus Directive and (B) (i) persons that are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).  The new notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such new notes will be engaged in only with, relevant persons.  Any person who is not a relevant person should not act or rely on this document or any of its contents.

This press release contains forward-looking statements, which are subject to risks and uncertainties. The forward-looking statements contain words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “will,” “may,” “likely” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. American Express undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the timing of final settlement of the exchange offers.

About American Express
American Express is a global services company, providing customers with access to products, insights and experiences that enrich lives and build business success.  Learn more at americanexpress.com and connect with us on facebook.com/americanexpress, foursquare.com/americanexpress, linkedin.com/companies/american-express, twitter.com/americanexpress, and youtube.com/americanexpress.

Key links to products and services:  charge and credit cards, business credit cards, travel services, gift cards, prepaid cards, merchant services, business travel, and corporate card

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Contacts:

Investors/Analysts:
Ken Paukowits, ken.f.paukowits@aexp.com , +1.212.640.6348

Fixed Income Investor Relations
Vivian Zhou, vivian.y.zhou@aexp.com, +1.212.640.6182